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                                                                     EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 19, 1999, with respect to the consolidated financial statements of Texas Instruments Incorporated included in the 1998 Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 1998.

Our audit also included the financial statement schedule of Texas Instruments Incorporated listed in Item 14(a). This schedule is the responsibility of the Registrant's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our report dated January 19, 1999 with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated, included in the Annual Report (Form 10-K, as amended by Form 10-K/A (Amendment No. 1)) for the year ended December 31, 1998: Registration Statements (Form S-8) No. 33-61154, No. 33-21407 (as amended), No. 33-42172, No. 33-54615, No. 333-07127, No. 333-41913, No. 333-
41919, No. 333-31319, No. 333-31321, No. 333-31323 and No. 333-48389, and
Registration Statement (Form S-3) No. 333-03571.

                                                              ERNST & YOUNG LLP

Dallas, Texas
August 5, 1999